LEGAL OPINION AND CONSENT

April 27, 2001


ReliaStar Life Insurance Company
20 Washington Avenue South
Minneapolis, MN 55440

Dear Sir or Madam:

In connection with the proposed registration under the Securities Act of 1933, as amended, of individual variable life annuity contracts (the "Contracts") and interests in ReliaStar Select Variable Account (the "Variable Account"), I have examined documents relating to the establishment of the Variable Account by the Board of Directors of ReliaStar Life Insurance Company (the "Company") as a separate account for assets applicable to variable annuity contracts, pursuant to Minnesota Statutes Section 61A.13 to 61A.21, as amended, and Post-effective Amendment No. 12 to the Registration Statement, on Form N-4, file No. 33-69892 (the "Registration Statement"), and I have examined such other documents and have reviewed such matters of law as I deemed necessary for this opinion, and I advise you that in my opinion:

1. The Company is a corporation duly organized and validly existing under the laws of the State of Minnesota.

2. The Variable Account is a separate account of the Company duly created and validly existing pursuant to the laws of the State of Minnesota.

3. The Contracts, when issued in accordance with the Prospectus constituting a part of the Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their respective terms.

4. The portion of the assets held in the Variable Account equal to reserves and other Contract liabilities with respect to the Variable Account are not chargeable with liabilities arising out of any other business the Company may conduct.

5. Amendment No. 12 does not contain disclosures that would render it ineligible to become effective under Rule 485(b) of the Securities Act of 1933.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement and to the references to me wherever appearing therein.

Very truly yours,



/s/ Michael S. Fischer
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Michael S. Fischer, Chief Counsel